EXHIBIT 99.2

FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION REPORTS THIRD QUARTER AND YEAR-TO-DATE FISCAL YEAR 2013 RESULTS

Twelfth Consecutive Quarter of Year-Over-Year Growth in Total Revenues and Adjusted EBITDA

PASADENA, CA – May 14, 2013 – General Finance Corporation (NASDAQ: GFN), the parent company of businesses in the mobile storage, modular space and liquid containment industries (the “Company”), today announced its consolidated financial results for the third quarter ended March 31, 2013. The consolidated results include majority-owned Royal Wolf Holdings Limited (“Royal Wolf”), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand,  wholly-owned Pac-Van, Inc. (“Pac-Van”), a prominent regional provider of portable storage, office and liquid storage tank containers, mobile offices and modular buildings in North America, and 90%-owned Southern Frac, LLC (“Southern Frac”), a domestic manufacturer of portable liquid storage tank containers.

Third Quarter 2013 Highlights

●	Total revenues were $63.8 million, an increase of 14% over the third quarter of fiscal year 2012, and include $5.3 million at Southern Frac, which we acquired on October 1, 2012.
●	Leasing revenues comprised 54% of total non-manufacturing revenues versus 49% for the third quarter of fiscal year 2012.
●	Adjusted EBITDA was $13.2 million, an increase of approximately 6% over the third quarter of fiscal year 2012.
●	Adjusted EBITDA margin was 21%, compared to 22% in the third quarter of fiscal year 2012.
●	Net income attributable to common shareholders was $0.7 million, or $0.03 per share, compared to $1.2 million, or $0.05 per share, for the third quarter of fiscal year 2012.
●	Average fleet unit utilization at Royal Wolf was 83%.
●	Average fleet unit utilization at Pac-Van was 74%.
●	Completed two tuck-in acquisitions during the quarter.

YTD 2013 Highlights

●
Total revenues were $180.6 million, an increase of 15% over the first nine months of fiscal year 2012, and revenues at Southern Frac of $13.0 million represented an 8% increase over total revenues during the first nine months of fiscal year 2012.

●	Leasing revenues comprised 55% of total non-manufacturing revenues versus 49% for the first nine months of fiscal year 2012.
●	Adjusted EBITDA was $40.1 million, an increase of 17% over the first nine months of fiscal year 2012.
●	Net income attributable to common shareholders was $3.4 million, or $0.15 per share, compared to $2.3 million, or $0.10 per share, for the first nine months of fiscal year 2012.
●	Average fleet utilization at Royal Wolf was 83%.
●	Average fleet utilization at Pac-Van was 77%.
●	Completed six tuck-in acquisitions during the first nine months of fiscal year 2013.

Management Commentary

“We saw continued momentum in the third quarter of fiscal year 2013, posting our twelfth consecutive quarter of year-over-year increases in revenues and adjusted EBITDA,” said Ronald Valenta, President and Chief Executive Officer of General Finance Corporation. “Royal Wolf  and Pac-Van both continued to show improved profitability with 12% and 19% increases in quarterly leasing revenues over the same quarter in the prior year, respectively, based on a higher number of units on lease and generally improved lease rates. Southern Frac, our newly acquired manufacturer of portable liquid storage tank containers, experienced a seasonal decline in revenues and profitability, but continues to be a good source of business referrals to Pac-Van’s leasing operations.”

Charles Barrantes, Executive Vice President and Chief Financial Officer, added, “Our capital investment strategy continues to be focused on increasing the size of our lease fleet and pursuing accretive acquisitions in the attractive container asset class.  Year-to-date, we have expanded our fleet by 11%  and completed six tuck-in acquisitions, three in Australia, two in the United States and one in Canada.”

Third Quarter 2013 Operating Summary

Royal Wolf

Royal Wolf’s revenues for the third quarter of fiscal year 2013 totaled $39.8 million, compared with $35.1 million for the third quarter of fiscal year 2012, an increase of 13%. On a local currency basis, revenues increased by 15% in Australian dollars.  The increase in revenues was driven primarily by growth in the mining, moving and storage and construction sectors.  Adjusted EBITDA for the third quarter of 2013 was $11.2 million, compared with $10.0 million for the year-ago quarter, an increase of approximately 12%.

Pac-Van

Pac-Van’s revenues for the third quarter of fiscal year 2013 totaled $18.7 million, compared with $21.0 million for the third quarter of fiscal year 2012, a decrease of 11%. The decrease was primarily the result of $5.5 million in sales revenues on a large one-time government-related contract for modular units in the third quarter of 2012 that was not duplicated in the current fiscal year.  Pac-Van’s leasing revenues increased by 19% over the year-ago quarter and were driven by improved demand across most sectors, particularly in commercial, construction and mining and energy.  Adjusted EBITDA for the third quarter of fiscal year 2013 was $3.6 million, compared with $3.1 million for the year-ago quarter, an increase of over 16%.  A higher number of units on lease and generally improved lease rates contributed to the increased adjusted EBITDA.

Southern Frac

On October 1, 2012, the Company acquired 90% of the membership interests of Southern Frac. Revenues generated from external customers for the third quarter of fiscal year 2013 totaled $5.3 million.  Not included in this amount were intercompany revenues of $1.7 million from tank containers sold to Pac-Van and eliminated in the Company’s consolidated results.  Adjusted EBITDA for the quarter was a loss of $0.8 million, which was primarily the result of lower seasonal activity.

Balance Sheet Overview

At March 31, 2013, the Company had total debt of $212.9 million and cash and cash equivalents of $2.7 million, compared with $174.1 million and $7.1 million at June 30, 2012, respectively.  During the first nine months of fiscal year 2013, the Company generated cash from operating activities of $21.0 million. Total net lease fleet capital expenditures for the first nine months of fiscal year 2013 were $35.4 million.

Inventories were $37.1 million at March 31, 2013, including $6.1 million at Southern Frac, an increase from $31.2 million at June 30, 2012. Days sales outstanding in receivables were 40 and 54 days for Royal Wolf and Pac-Van, respectively, compared to 41 and 51 days, respectively, at June 30, 2012; and 35 days for Southern Frac at March 31, 2013.

As of March 31, 2013, General Finance owned approximately 50.2 million shares of Royal Wolf, or over 50% of total shares outstanding.  The value of these shares is approximately $153.6 million, or $6.74 per diluted GFN common share, based on Royal Wolf’s May 10, 2013 closing price of A$3.06 and an AUD/USD exchange rate of 1.00.

Outlook

Management remains comfortable with the full year outlook that was provided in the Company’s fourth quarter and fiscal year 2012 earnings press release and conference call.

Conference Call Details

Management will host a conference call today at 8:30 a.m. PDT (11:30 a.m. EDT), to discuss the Company’s operating results. The conference call number for U.S. participants is (866) 901-5096 and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 60368053. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

A replay of the conference call may be accessed through May 28, 2013 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 60368053.

After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is the parent company of businesses in the mobile storage, modular space and liquid containment (“portable services”) industries.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s principal operating subsidiaries are majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand,  wholly-owned Pac-Van, Inc. (www.pacvan.com), a prominent regional provider of portable storage, office and liquid storage tank containers, mobile offices and modular buildings in North America, and 90%-owned Southern Frac, LLC (www.southernfrac.com), a domestic manufacturer of portable liquid storage tank containers.   Royal Wolf’s shares trade on the Australian Securities Exchange under the symbol RWH.

Cautionary Statement about Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements addressing management’s views with respect to future financial and operating results, competitive pressures, market interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian, New Zealand or Canadian dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, our ability to procure adequate supplies for our manufacturing operations, labor disruptions, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian mining industry or the U.S. construction industry or a write-off of all or a part of our goodwill and intangible assets. These involve risks and uncertainties that could cause actual outcomes and results to differ materially from those described in forward-looking statements. We believe that the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact

Larry Clark
Financial Profiles, Inc.
310-478-2700 ext. 29

-Financial Tables Follow-

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)
	Quarter Ended March 31,		Nine Months Ended March 31,
	2012	2013	2012	2013

Revenues
Sales:
Lease inventories and fleet	$28,762	$27,022	$79,906	$75,020
Manufactured units	—	5,310	—	13,041
	28,762	32,332	79,906	88,061
Leasing	27,392	31,503	77,148	92,515
	56,154	63,835	157,054	180,576

Costs and expenses
Cost of sales:
Lease inventories and fleet (exclusive of the items shown separately below)	21,664	19,827	58,897	55,230
Manufactured units	—	5,556	—	12,105
Direct costs of leasing operations	10,802	12,258	30,754	34,639
Selling and general expenses	11,427	13,482	33,822	39,757
Depreciation and amortization	4,904	5,568	14,144	16,155

Operating income	7,357	7,144	19,437	22,690

Interest income	13	3	141	43
Interest expense	(2,610)	(2,749)	(8,900)	(8,604)
Foreign currency exchange gain and other	576	115	899	583
	(2,021)	(2,631)	(7,860)	(7,978)

Income before provision for income taxes	5,336	4,513	11,577	14,712

Provision for income taxes	2,029	1,715	4,401	5,591

Net income	3,307	2,798	7,176	9,121

Preferred stock dividends	(44)	(44)	(133)	(130)
Noncontrolling interest	(2,095)	(2,049)	(4,771)	(5,602)

Net income attributable to common stockholders	$1,168	$705	$2,272	$3,389

Net income per common share:
Basic	$0.05	$0.03	$0.10	$0.15
Diluted	0.05	0.03	0.10	0.15

Weighted average shares outstanding:
Basic	22,013,299	22,127,042	22,013,299	22,059,072
Diluted	22,273,173	22,821,564	22,271,547	22,753,594

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30, 2012	March 31, 2013
		(Unaudited)
Assets
Cash and cash equivalents	$7,085	$2,744
Restricted cash	—	1,000
Trade and other receivables, net	35,443	34,456
Inventories	31,206	37,095
Prepaid expenses and other	5,029	5,978
Property, plant and equipment, net	12,732	19,277
Lease fleet, net	259,458	301,282
Goodwill	68,449	73,205
Other intangible assets, net	18,158	19,174
Total assets	$437,560	$494,211

Liabilities
Trade payables and accrued liabilities	$35,964	$37,837
Income taxes payable	593	289
Unearned revenue and advance payments	12,151	12,819
Senior and other debt	174,092	212,918
Deferred tax liabilities	20,763	25,613
Total liabilities	243,563	289,476

Commitments and contingencies	—	—

Equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 26,000 shares issued and outstanding (in series) and liquidation value of $1,438 at June 30, 2012 and $1,439 at March 31, 2013	1,395	1,395
Common stock, $.0001 par value: 100,000,000 shares authorized; 22,019,965 and 22,248,386 shares outstanding at June 30, 2012 and March 31, 2013, respectively	2	2
Additional paid-in capital	112,865	114,532
Accumulated other comprehensive income	5,809	7,552
Accumulated deficit	(22,877)	(19,358)
Total General Finance Corporation stockholders’ equity	97,194	104,123
Equity of noncontrolling interests	96,803	100,612
Total equity	193,997	204,735
Total liabilities and equity	$437,560	$494,211

Explanation and Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-U.S. GAAP measure. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations.  In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA only supplementally. The following table shows our adjusted EBITDA and the reconciliation from net income on a consolidated basis (in thousands):

	Quarter Ended March 31,		Nine Months Ended March 31,
	2012	2013	2012	2013
Net income (loss)	$3,307	$2,798	$7,176	$9,121
Add (deduct) —
Provision for income taxes	2,029	1,715	4,401	5,591
Foreign currency exchange gain and other	(576)	(115)	(899)	(583)
Interest expense	2,610	2,749	8,900	8,604
Interest income	(13)	(3)	(141)	(43)
Depreciation and amortization	4,904	5,710	14,144	16,406
Share-based compensation expense	234	322	654	968
Adjusted EBITDA	$12,495	$13,176	$34,235	$40,064

The following tables show our adjusted EBITDA and the reconciliation from operating income for our operating units (in thousands):
	Quarter Ended March 31, 2012			Quarter Ended March 31, 2013
	Pac-Van	Royal Wolf	Southern Frac	Pac-Van	Royal Wolf	Southern Frac
Operating income	$1,582	$6,505	$—	$2,012	$7,117	$(1,040)
Add
Depreciation and amortization	1,442	3,458	—	1,568	3,914	226
Share-based compensation expense	50	86	—	61	165	10
Adjusted EBITDA	$3,074	$10,049	$—	$3,641	$11,196	$(804)

	Nine Months Ended March 31, 2012			Nine Months Ended March 31, 2013
	Pac-Van	Royal Wolf	Southern Frac	Pac-Van	Royal Wolf	Southern Frac
Operating income	$4,518	$17,154	$—	$6,238	$20,187	$(822)
Add
Depreciation and amortization	4,307	9,825	—	4,460	11,517	419
Share-based compensation expense	148	200	—	183	430	10
Adjusted EBITDA	$8,973	$27,179	$—	$10,881	$32,134	$(393)